SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:	August 7, 2002
Date of earliest event reported:	August 5, 2002

______________________________

Daw Technologies, Inc.

(Exact name of registrant as specified in its charter)

UTAH	0-21818	87-0464280
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation)		Identification Number)

2700 South 900 West
Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

(801) 977-3100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Arthur Andersen LLP, the independent public accountants retained by Daw Technologies, Inc. (the “Company”) on August 14, 2001 for the fiscal year ended December 31, 2001 and initially retained by the Company for the fiscal year ended December 31, 2002 effectively terminated its relationship with the Company when it notified the Securities and Exchange Commission that it was unable to perform future audit services for the Company because of the winding down of Arthur Andersen LLP’s business. The Company received notification of such termination from the Securities and Exchange Commission on August 5, 2002.  In connection with the audit of our financial statements for the fiscal year ended December 31, 2001 and the subsequent interim period ended August 5, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Arthur Andersen’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.  The audit reports of Arthur Andersen on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Upon learning that Arthur Andersen LLP would be unable to continue as the Company’s independent audit firm, the Company immediately began searching for a replacement audit firm.  The Company has not yet engaged a replacement audit firm but expects to engage a replacement audit firm within the next 60 days.

The Company has provided representatives of Arthur Andersen with a copy of the disclosure contained in this report and, as required by governing rules, requested that Arthur Andersen provide the Company with a responsive letter that can be filed with the Securities and Exchange Commission. The Company has been informed that, in light of recent developments at Andersen, Andersen has ceased providing letters required by Item 304(a)(3) of Regulation S-K. Accordingly, as permitted by Item 304T of Regulation S-K (Release No. 33-8070), the Company has therefore not included such a letter as an exhibit to this Current Report on Form 8-K.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2002		DAW TECHNOLOGIES, INC

		By	/s/ Donald K. McCauley
		Name:	Donald K. McCauley
		Title:	Chief Financial Officer